EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Halliburton Company:

We consent to the incorporation by reference in the registration statements (No. 333-149368) on Form S-3 and (Nos. 333-54881, 333-40717, 333-55747, 333-83223, 333-45518, 333-73046, 333-76496, 333-91058, and 333-86080) on Form S-8 of Halliburton Company of our reports dated February 16, 2009, with respect to the consolidated balance sheets of Halliburton Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report on Form 10-K of Halliburton Company.

Our report on the financial statements referred to above, refers to a change in the methods of accounting for uncertainty in income taxes as of January 1, 2007 and accounting for defined benefit and other postretirement plans as of December 31, 2006.

/s/ KPMG LLP
Houston, Texas
February 16, 2009